News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLCVision Corporation To Present
At Jeffries 2nd Annual Healthcare Conference

ST. LOUIS, MO June 16, 2007: TLCVision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced that executive management will present at an upcoming investor conference.

•	On Wednesday, June 25, 2008, the Company will present at the Jeffries 2nd Annual Healthcare conference in New York, NY. The presentation is scheduled for 10:15 a.m. EDT.

The presentation will be webcast and accessible from the Webcasts link available on the Investor Relations page of the Company’s website .

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.lasik.com. More information about TLCVision can be found on the Company’s website at www.tlcv.com.